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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of The Learning Company, Inc. (formerly known as SoftKey International, Inc.) on Form S-3 (File Nos. 33-73422, 33-63073, 333-00145, 333-02385, 333-03271,
333-10009, 333-40543, 333-40549, 333-48009, 333-50915, 333-56641, 333-57397,
333-62171) and Form S-8 (File Nos. 33-75134, 33-92920, 33-92922, 33-61931,
333-00107, 333-02337, 333-04619, 333-40539, 333-42449, 333-43653, 333-45113,
333-45115, 333-57335, 333-59123) our report dated October 10, 1998 on our audits of the supplemental consolidated balance sheets and financial statement schedule of valuation and qualifying accounts of The Learning Company, Inc. as of January 3, 1998 and January 4, 1997 and the related supplemental consolidated statements of operations, stockholders' equity and cash flows for each of the three fiscal years in the period ended January 3, 1998, which report is filed as an exhibit to this Amendment No. 1 to Current Report on Form 8-K/A.

                                                /s/ PricewaterhouseCoopers LLP
                                                PRICEWATERHOUSECOOPERS LLP



Boston, Massachusetts
November 4, 1998